Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to the Registration Statement on Form S-4 of Ballston Spa Bancorp, Inc. of our report dated November 26, 2025 on the consolidated financial statements of Ballston Spa Bancorp, Inc. and to the reference to us under the heading “Experts” in the prospectus.

/s/ Crowe LLP

Livingston, New Jersey

January 23, 2026